Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated financial statements as of and for the three months ended March 31, 2014 and for the year ended December 31, 2013 combine the historical consolidated financial statements of Bear State Financial, Inc. (the “Company”)(formerly First Federal Bancshares of Arkansas, Inc.) and First National Security Company (“FNSC”). The unaudited pro forma condensed combined consolidated financial statements give effect to the merger and the Company’s related private placement (the “Private Placement”) as if such transactions occurred on March 31, 2014 with respect to the pro forma combined consolidated balance sheet, and on January 1, 2013, with respect to the pro forma combined consolidated income statements.

The notes to the unaudited pro forma combined consolidated financial statements describe the pro forma amounts and adjustments presented below.

This pro forma data is not necessarily indicative of the operating results that the Company would have achieved had it completed the merger and the Private Placement as of January 1, 2013 and should not be considered as representative of future operations. In addition, as explained in more detail in the accompanying notes, the fair values of the FNSC assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined consolidated financial information are subject to adjustment and may vary from the actual fair values assigned that will be recorded upon completion of the merger.

The unaudited pro forma combined consolidated financial information presented below is based on, and should be read together with, the historical financial information of the Company and FNSC.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of March 31, 2014

(in thousands)

	Bear State Financial, Inc.	First National Security Company	Pro Forma Adjustments			Pro Forma Combined
Assets
Cash and cash equivalents	$29,503	$160,690		$(50,410)	(a)	$139,783
Interest bearing time deposits in banks	23,869	--				23,869
Investment securities held to maturity	--	981		9	(b)	990
Investment securities available for sale	71,951	122,724				194,675
Loans receivable	403,464	611,757		(16,877)	(c)	998,344
Allowance for loan losses	(12,478)	(12,888)		12,888	(d)	(12,478)
Loans receivable, net	390,986	598,869		(3,989)		985,866
Other real estate owned, net	7,031	99				7,130
Office properties and equipment, net	18,439	33,246		(2,232)	(e)	49,453
Cash surrender value of life insurance	24,011	1,927				25,938
Goodwill	--	56,219		(31,029)	(f)	25,190
Core deposit and other intangibles	--	607		7,109	(g)	7,716
Prepaid expenses and other assets	3,523	11,226		(366)	(h)	14,383
TOTAL ASSETS	$569,313	$986,588		$(80,908)		$1,474,993

Liabilities
Deposits – noninterest bearing	$22,025	$149,853	$			$171,878
Deposits – interest bearing	466,692	627,178		366	(i)	1,094,236
Total deposits	488,717	777,031		366		1,266,114

Repurchase agreements and federal funds purchased	--	10,639				10,639
Other borrowings	5,912	41,268		64	(j)	47,244
Other liabilities	3,110	2,640		165	(h)(k)	5,915
Total liabilities	497,739	831,578		595		1,329,912

Stockholders’ equity
Common stock	200	1		(1)	(l)	300
				100	(m)
Additional paid-in capital	92,815	10,866		(10,866)	(l)	166,222
				73,407	(m)
Accumulated other comprehensive income	122	116		(116)	(l)	122
Retained earnings (accumulated deficit)	(21,563)	144,027		(144,027)	(l)	(21,563)
Total stockholders’ equity	71,574	155,010		(81,503)		145,081
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$569,313	$986,588		$(80,908)		$1,474,993

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

For the Three Months Ended March 31, 2014

(in thousands, except earnings per share data)

	Bear State Financial, Inc.	First National Security Company	Pro Forma Adjustments		Pro Forma Combined
Interest Income:
Loans receivable	$4,135	$7,788	$2,107	(n)	$14,030
Investment securities – taxable	225	129			354
Investment securities - nontaxable	286	37			323
Other	105	142			247
Total interest income	4,751	8,096	2,107		14,954

Interest Expense:
Deposits	869	462	(94)	(o)	1,237
Other borrowings	22	427	(11)	(p)	438
Total interest expense	891	889	(105)		1,675

Net interest income before provision for loan losses	3,860	7,207	2,212		13,279
Provision for loan losses	--	300			300

Net interest income after provision for loan losses	3,860	6,907	2,212		12,979

Noninterest Income:
Net gain on sale of investment securities	-	(1)			(1)
Deposit fee income	625	1,180			1,805
Earnings on life insurance policies	201	13			214
Gain on sale of loans	304	--			304
Other	72	292			364
Total noninterest income	1,202	1,484	-		2,686

Noninterest Expense:
Salaries and employee benefits	3,110	3,242			6,352
Net occupancy expense	585	1,028			1,613
Real estate owned, net	217	9			226
Amortization of intangible assets	-	39	156	(q)	195
Other	1,427	1,704			3,131
Total noninterest expense	5,339	6,022	156		11,517

Income (loss) before provision for income taxes	(277)	2,369	2,056		4,148
Provision for income taxes	-	944	787	(r)(s)	1,731
Net income (loss) available to common stockholders	$(277)	$1,425	$1,269		$2,417

Basic earnings (loss) per share:
Earnings (loss) per share	$(0.01)	$13.22			$0.08
Weighted average shares outstanding	20,042	108			28,826

Diluted earnings (loss) per share:
Earnings (loss) per share	$(0.01)	$13.22			$0.08
Weighted average shares outstanding	20,042	108			29,637

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

For the Year Ended December 31, 2013

(in thousands, except earnings per share data)

	Bear State Financial, Inc.	First National Security Company	Pro Forma Adjustments		Pro Forma Combined
Interest Income:
Loans receivable	$16,202	$32,021	$4,911	(n)	$53,134
Investment securities – taxable	482	576			1,058
Investment securities - nontaxable	1,189	181			1,370
Other	492	527			1,019
Total interest income	18,365	33,305	4,911		56,581

Interest Expense:
Deposits	3,339	1,932	(201)	(o)	5,070
Other borrowings	53	1,983	(27)	(p)	2,009
Total interest expense	3,392	3,915	(228)		7,079

Net interest income before provision for loan losses	14,973	29,390	5,139		49,502
Provision for loan losses	--	360			360

Net interest income after provision for loan losses	14,973	29,030	5,139		49,142

Noninterest Income:
Net gain on sale of investment securities	25	103			128
Deposit fee income	3,059	4,995			8,054
Earnings on life insurance policies	808	66			874
Gain on sale of loans	1,103	29			1,132
Other	431	2,318			2,749
Total noninterest income	5,426	7,511	-		12,937

Noninterest Expense:
Salaries and employee benefits	11,349	12,213			23,562
Net occupancy expense	2,373	4,347			6,720
Real estate owned, net	229	89			318
Amortization of intangible assets	-	243	625	(q)	868
Other	5,708	6,204			11,912
Total noninterest expense	19,659	23,096	625		43,380

Income before provision for income taxes	740	13,445	4,514		18,699
Provision for income taxes	11	5,117	1,728	(r)(s)	6,856
Net income available to common stockholders	$729	$8,328	$2,786		$11,843

Basic earnings per share:
Earnings per share	$0.04	$77.26			$0.41
Weighted average shares outstanding	19,846	108			28,630

Diluted earnings per share:
Earnings per share	$0.03	$77.26			$0.40
Weighted average shares outstanding	20,858	108			29,642

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

As of and for the Three Months Ended March 31, 2014

And for the Year Ended December 31, 2013

Note 1 – Pro Forma Adjustments

(in thousands, except share data)

(a)

This represents the cash merger consideration of $74.0 million, net of estimated proceeds of $23.6 million generated from the Private Placement and exercise of warrants. The remaining cash merger consideration of $50.4 million was funded by dividends declared and paid by First Federal Bank (approximately $26.5 million), and FNSC's subsidiary bank First National Bank (approximately $24 million) at closing of the merger.

(b)	This represents the recording of the mark-to-market adjustment on FNSC’s held-to-maturity investment portfolio.
(c)

This adjustment represents the Company’s estimate of the necessary write down of FNSC’s loan portfolio to estimated fair value as part of the purchase accounting adjustments. The estimated purchase accounting adjustment for FNSC’s loan portfolio is comprised of approximately $5.3 million of non-accretable credit adjustments and approximately $11.6 million of accretable yield adjustments. As provided for under GAAP, management has up to 12 months following the date of acquisition to finalize the fair values of the acquired assets and assumed liabilities. Therefore it is possible that the amount and/or the composition of these estimated purchase accounting adjustments could change significantly in future periods. The weighted average remaining maturity of this acquired loan portfolio is approximately 3.7 years.

(d)	This adjustment represents the elimination of FNSC’s allowance for loan losses as part of the purchase accounting adjustments.
(e)	This adjustment represents the Company’s estimate of the necessary write down of FNSC’s office properties to estimated fair value.
(f)	The consideration paid for FNSC exceeded the fair value of the net assets received; therefore the Company recorded a $31.0 million adjustment to goodwill.
(g)

This intangible asset represents the value of the relationships FNSC had with its deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, and the net maintenance cost attributable to customer deposits.

(h)

The adjustment consists of $312,000 to reflect the application of stock issuance costs incurred through March 31, 2014 to stockholders’ equity as described in note (m) and a $54,000 adjustment to deferred taxes. The adjustment of $54,000 is for the deferred income tax assets and liabilities recorded to reflect the differences in the carrying values of the acquired assets and assumed liabilities for financial reporting purposes and the cost basis for federal income tax purposes, at the Company’s statutory federal and state income tax rate of 38.29%. See note (s) below for discussion of the Company’s net deferred tax asset and related valuation allowance.

(i)	The fair values used for fixed term deposits was estimated using a discounted cash flow methodology based on current market rates for similar remaining maturities.
(j)	The fair value of FHLB borrowed funds is estimated based on borrowing rates currently available to the Company for borrowings with similar terms and remaining maturities.
(k)	This adjustment includes the Company’s estimate of remaining stock issuance costs to be paid of $165,000, including legal, accounting, and other transaction costs.
(l)	This adjustment represents the elimination of the historical equity of FNSC as part of the purchase price adjustment.
(m)

This adjustment represents the issuance of 6,252,400 shares of merger consideration at $8.06 per share, the closing price of the Company’s common stock on June 13, 2014, 2,531,646 shares from the Private Placement at the contractual sales price of $7.90 per share, and the exercise of 1,196,667 warrants at the contractual sales price of $3.00 per share, less estimated stock issuance costs of $477,000.

(n)

The accretable portion of the fair value adjustment will be accreted into earnings using the level yield method over the remaining maturity of the underlying loans. For the purposes of the pro forma impact on the three months ended March 31, 2014 and the year ended December 31, 2013, the net discount accretion was calculated by summing monthly estimates of accretion/amortization on each loan pool, which was calculated based on the remaining maturity of each loan pool. The overall weighted average maturity of the loan portfolio is 3.7 years. This adjustment represents the Company’s best estimate of the expected accretion that would have been recorded in 2013 and in the first three months of 2014 assuming the merger closed on January 1, 2013. The estimated nonaccretable portion of the net discount of approximately $5.3 million will not be accreted into earnings.

(o)

The fair value adjustment will be accreted into earnings as a reduction of the cost of such time deposits over the remaining maturity of the related deposits using the level yield method. The weighted average remaining maturity of such deposits is 9 months. This adjustment represents the Company’s best estimate of the expected accretion that would have been recorded in 2013 and in the first three months of 2014 assuming the merger closed on January 1, 2013.

(p)

The fair value adjustment will be accreted into earnings as a reduction of the cost of such borrowings using the level yield method. The weighted average remaining maturity of such borrowings is 6.0 years. This adjustment represents the estimated amount of accretion on FHLB advances that would have been recorded as a reduction of interest expense in 2013 and the first three months of 2014 assuming the transaction closed on January 1, 2013.

(q)

This represents the expected amortization during 2013 and the first three months of 2014 of the core deposit intangible asset expected to be acquired in the merger, assuming the transaction closed on January 1, 2013. The useful life of this intangible asset is estimated to be 12.3 years.

(r)	This represents income tax expense on the pro forma adjustments at the Company’s statutory federal and state income tax rate of 38.29%.
(s)

The following is a discussion of the Company’s net deferred tax asset and related valuation allowance and its potential effect on the pro forma income statement. The credits to income tax expense noted in this discussion are not presented in the pro forma condensed income statement:

A full valuation allowance was provided against the Company’s net deferred tax asset as of December 31, 2009 due to operating losses caused by deterioration in credit quality. At March 31, 2014 a full valuation allowance continued to be provided against the Company’s net deferred tax asset based on the Company’s assessment of available positive and negative evidence. Although the Company returned to profitability in 2012, positive taxable income has not been attained. As a result of the effect of the valuation allowance, the Company’s deferred tax expense was eliminated for the year ended December 31, 2013 and the three months ended March 31, 2014. See Note 12 to the Company’s Audited Consolidated Financial Statements for the Years Ended December 31, 2013 and 2012 included in the Company’s Form 10-K filed March 28, 2014 for further information regarding the Company’s net deferred tax asset valuation allowance.

The Company plans to file a consolidated tax return for the Combined Company. If the proposed merger occurred on January 1, 2013, a portion of the Company’s net operating loss (“NOL”) carry forward for federal income tax purposes of approximately $24.7 million at December 31, 2013 as well as a portion of the NOL carry forward for state income tax purposes of approximately $47.0 million would have been used by the taxable income generated by the Combined Company resulting in a credit to income tax expense of approximately $5.1 million. The credit to income tax expense is a result of the valuation allowance reversal attributable to the use of the NOL carry forward.

For the three months ended March 31, 2014, credits to income tax expense for the Combined Company would also result from the use of the NOL carry forward and resulting reversal of the valuation allowance on the portion of the NOL carry forward used. It is estimated the credit to income tax expense for the three months ended March 31, 2014 would have been approximately $944,000.

Following completion of the merger and when there is positive evidence indicating that it is more likely than not that the net deferred tax asset will be realized, the Company expects to reverse the entire amount of its valuation allowance with the exception of amounts related to net unrealized built in losses and any state NOL carry forwards that are expected to expire unused.

Note 2 – Pro Forma Allocation of Purchase Price

(in thousands, except share data)

The following table shows the pro forma allocation of purchase price to net assets acquired and the pro forma goodwill generated for the transaction:

Purchase Price
Cash		$74,000
FNSC shares to be paid in stock	107,800
Exchange ratio	58
Company shares to be issued for FNSC shares	6,252,400
Price per share, based on closing price of Company common stock as of June 13, 2014	$8.06
Pro forma value of Company shares to be issued		50,394
Total pro forma purchase price		$124,394

Net Assets Acquired at Fair Value
Cash and cash equivalents	$160,690
Investment securities	123,714
Loans receivable	594,880
Other real estate owned	99
Office properties	31,014
Core deposit intangible	7,716
Prepaid and other assets	13,099
Total assets	931,212

Deposits – noninterest bearing	149,853
Deposits – interest bearing	627,544
Borrowings	51,971
Other liabilities	2,640
Total liabilities	832,008
Net assets acquired at fair value		99,204
Pro forma goodwill		$25,190

Note 3 – Pro Forma Weighted Average Shares

Weighted average shares outstanding for the three months ended March 31, 2014 and for the year ended December 31, 2013 were calculated as follows:

	Three Months Ended March 31, 2014	Year Ended December 31, 2013

Basic weighted average shares outstanding, as reported	20,041,547	19,845,675
Shares to be issued as merger consideration	6,252,400	6,252,400
Shares to be issued in the Private Placement	2,531,646	2,531,646
Pro forma basic weighted average shares outstanding	28,825,593	28,629,721

Diluted weighted average shares outstanding, as reported	20,041,547	20,858,430
Effective of antidilutive securities now dilutive	811,455	--
Shares to be issued as merger consideration	6,252,400	6,252,400
Shares to be issued in the Private Placement	2,531,646	2,531,646
Pro forma diluted weighted average shares outstanding	29,637,048	29,642,476

Note 4 – Reclassifications

Certain historical amounts for the Company and FNSC have been reclassified to ensure consistency and comparability of pro forma amounts. The reclassifications had no effect on net income.